SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☒ Definitive Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

FIRST HARVEST CORP.

(Name of Registrant As Specified In Charter)

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FIRST HARVEST CORP.

5015 W. Nassau Street

Tampa, Florida 33607

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Tampa, Florida

August 10, 2016

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of First Harvest Corp., a Nevada corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holder of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Elect the one director nominee named in the information statement to hold office until his successor is elected and qualified or until his earlier resignation or removal;

2.	Grant discretionary authority to the Company’s board of directors to (A) amend the Articles of Incorporation of the Corporation (the “Articles”) to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-50 (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by shareholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholder to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-50, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date;

3.	Approve an amendment to the Articles, which amends the powers, designations, preferences and rights of the existing Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), whereby (i) the conversion ratio of the Series A Preferred Stock will be reduced from 100 shares of Common Stock for every share of Series A Preferred Stock to one (1) share of Common Stock for every share of Series A Preferred Stock and (ii) a new provision is inserted that automatically converts the Series A Preferred Stock to Common Stock upon filing of the amendment (the “Series A Preferred Amendment”);

4.	Approve an amendment to our Articles to eliminate our Series A Preferred Stock, the Series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”) and Series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”) (the “Existing Preferred Stock Deletion”);

5.	Approve an amendment to the Articles to increase the number of authorized shares of Common Stock of the Company from 185,000,000 shares to 500,000,000 shares (the “Common Stock Increase”);

6.	Approve an amendment to the Articles to authorize the creation of 10,000,000 shares of “blank check” preferred stock (the “Blank Check Preferred Authorization”);

7.	Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

8.	Recommend, on an advisory basis, a three-year frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation.

The purpose of this Information Statement is to notify our stockholders that on July 28, 2016, a stockholder holding a majority of the voting power of our issued and outstanding shares of common stock, and two stockholders holding a majority of the voting power of our issued and outstanding shares of preferred stock, executed written consents approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on July 28, 2016 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of July 28, 2016 on or about August 12, 2016. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Kevin Gillespie
Kevin Gillespie
Chairman of the Board

FIRST HARVEST CORP.

5015 W. Nassau Street

Tampa, Florida 33607

INFORMATION STATEMENT

GENERAL INFORMATION

First Harvest Corp. (the “Company”) is a Nevada corporation with its principal executive offices located at 5015 W. Nassau Street, Tampa, Florida 33607.  The Company’s telephone number is (877) 749-5909. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors”) to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on July 28, 2016, and will be effective on a date that is at least 20 days after the mailing of this Information Statement.

On July 28, 2016, the Board of Directors of the Company approved the below-mentioned actions and authorized submission of the matters for the approval of the Stockholders. The Stockholders approved the action by written consent in lieu of a meeting on July 28, 2016, in accordance with the Nevada Business Corporation Law (“NBCL”). Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the action.

July 28, 2016 is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Exchange Act to the Stockholders of the Company to notify such Stockholders of the following actions to be taken on or about September 2, 2016 (collectively, the “Corporate Actions”):

1.	Elect the one director nominee named in the information statement to hold office until his successor is elected and qualified or until his earlier resignation or removal;

2.	Grant discretionary authority to the Company’s board of directors to (A) amend the Articles of Incorporation of the Corporation (the “Articles”) to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-50 (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by shareholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholder to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-50, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date;

3.	Approve an amendment to the Articles, which amends the powers, designations, preferences and rights of the existing Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), whereby (i) the conversion ratio of the Series A Preferred Stock will be reduced from 100 shares of Common Stock for every share of Series A Preferred Stock to one (1) share of Common Stock for every share of Series A Preferred Stock and (ii) a new provision is inserted that automatically converts the Series A Preferred Stock to Common Stock upon filing of the amendment (the “Series A Preferred Amendment”);

4.	Approve an amendment to our Articles to eliminate our Series A Preferred Stock, the Series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”) and Series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”) (the “Existing Preferred Stock Deletion”);

5.	Approve an amendment to the Articles to increase the number of authorized shares of Common Stock of the Company from 185,000,000 shares to 500,000,000 shares (the “Common Stock Increase”);

6.	Approve an amendment to the Articles to authorize the creation of 10,000,000 shares of “blank check” preferred stock (the “Blank Check Preferred Authorization”);

7.	Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

8.	Recommend, on an advisory basis, a three-year frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.  This Information Statement will serve as written notice to Stockholders pursuant to the NBCL.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of a corporate action taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Corporate Actions. Under the NBCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 4,929,000 shares of Common Stock and 188,710 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is entitled to cast one vote on matters submitted to the holders of the Series A Preferred Stock, but are not entitled to vote on matters submitted to the holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following proposals:

1.	Elect the one director nominee named in the information statement to hold office until his successor is elected and qualified or until his earlier resignation or removal (Proposal 1);

2.	Grant discretionary authority to the Company’s board of directors to (A) amend the Articles of Incorporation of the Corporation (the “Articles”) to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-50 (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by shareholder entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholder to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Corporation shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-50, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (Proposal 2);

3.	Approve an amendment to the Articles, which amends the powers, designations, preferences and rights of the existing Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), whereby (i) the conversion ratio of the Series A Preferred Stock will be reduced from 100 shares of Common Stock for every share of Series A Preferred Stock to one (1) share of Common Stock for every share of Series A Preferred Stock and (ii) a new provision is inserted that automatically converts the Series A Preferred Stock to Common Stock upon filing of the amendment (the “Series A Preferred Amendment”) (Proposal 3);

4.	Approve an amendment to our Articles to eliminate our Series A Preferred Stock, the Series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”) and Series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”) (the “Existing Preferred Stock Deletion”) (Proposal 4);

5.	Approve an amendment to the Articles to increase the number of authorized shares of Common Stock of the Company from 185,000,000 shares to 500,000,000 shares (the “Common Stock Increase”) (Proposal 5);

6.	Approve an amendment to the Articles to authorize the creation of 10,000,000 shares of “blank check” preferred stock (the “Blank Check Preferred Authorization”) (Proposal 6);

7.	Approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 7); and

8.	Recommend, on an advisory basis, a three-year frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation (Proposal 8).

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of this information statement. Our costs are estimated at approximately $10,000.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 200,000,000 shares of capital stock, 185,000,000 of which are authorized as common stock, par value $0.001 per share (the “Common Stock”), 5,000,000 authorized Series A Preferred Stock, 5,000,000 authorized Series B Preferred Stock and 5,000,000 authorized Series C Preferred Stock. As of the Record Date, 4,929,000 and 188,710 shares of Common Stock and Series A Preferred Stock were issued and outstanding, respectively. No shares of Series B Preferred Stock or Series C Preferred Stock are issued or outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders.  Each share of Series A Preferred Stock is entitled to cast one vote on matters submitted to the holders of the Series A Preferred Stock, but are not entitled to vote on matters submitted to the holders of Common Stock.

The following shareholders voted in favor of the Corporate Actions:

Common Stock Votes

Name	Number of Votes	Percentage of Total Votes (1)

First Harvest Financial, Inc. (2)	3,000,000	60.86%
TOTAL	3,000,000	60.86%

(1)	Percentage based upon 4,929,000 shares of Common Stock issued and outstanding as of the Record Date.
(2)	Kevin Gillespie, our President and Chief Executive Officer, is also the President and Chief Executive Officer of First Harvest Financial, Inc., and has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

Preferred Stock Votes

Name	Number of Votes	Percentage of Total Votes (1)

Fortress Advisors LLC (2)	83,400	44.19%
Maximum Financial Partners, LLC (3)	83,200	44.09%
TOTAL	166,600	88.28%

(1)	Percentage based upon 188,710 shares of Series A Preferred Stock issued and outstanding as of the Record Date.
(2)	John Christensen, as Managing Member of Fortress Advisors LLC, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.
(3)	Andrew Cambridge, as Managing Member of Maximum Financial Partners, LLC, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on or about September 2, 2016.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the laws of the State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date:

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o First Harvest Corp., 5015 W. Nassau Street, Tampa, Florida 33607.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)
Kevin Gillespie	Common Stock	3,000,000	(3)	60.86%
Officers and Directors as a Group (1 person)	Common Stock	3,000,000	(3)	60.86%

First Harvest Financial, Inc. (4)	Common Stock	3,000,000		60.86%
Darrel Kaml (5)	Common Stock	260,000		5.27%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 4,929,000 shares of Common Stock issued and outstanding as of the Record Date.

(3) Represents shares of common stock owned by First Harvest Financial, Inc. Kevin Gillespie, as President and Chief Executive Officer of First Harvest Financial, Inc., has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

(4) Kevin Gillespie, as President and Chief Executive Officer of First Harvest Financial, Inc., has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares. The mailing address for this beneficial owner is 2203 N. Lois Avenue, Suite G300, Tampa, FL 33607.

(5) The mailing address for this beneficial owner is 2006 Ladd Road, Modesto, CA 95356.

  PROPOSAL 1:

ELECTION OF DIRECTORS

On July 28, 2016, the Stockholders of the Company elected Kevin Gillespie to the Company’s Board of Directors  to serve until the next annual meeting of shareholders or until his successor is elected and qualified. Following is information about our director, including biographical data for at least the last five years.

Name	Age	Positions and Offices Held
Kevin Gillespie	48	President, Chief Executive Officer, Director

Kevin Gillespie, Director, President, Chief Executive Officer

Mr. Gillespie has been the President and Chief Executive Officer of First Harvest Financial, Inc. (“FHF”), a financial consulting company, since its incorporation in November 2014. FHF beneficially owns a majority of the Company’s issued and outstanding common stock. Since April 2016, Mr. Gillespie has been a Member and Managing Director of Midtown Partners & Co, LLC, a registered broker-dealer. Since November 2015, Mr. Gillespie has been the President and Chief Executive Officer of FH Acquisition Corp., a financial consulting company. Since October 2015, Mr. Gillespie has been the President and Chief Executive Officer of Watchtower Masterpieces, Inc., a licensing company. Since June 2015, Mr. Gillespie has been the President and Chief Executive Officer of Cannavoices, Inc., a digital media company. Since February 2015, Mr. Gillespie has been the President and Chief Executive Officer of FHF Opportunity Fund I, LLC. Between May 2011 and January 2015, Mr. Gillespie was a Vice President at JP Turner & Company, LLC, a registered broker-dealer. Mr. Gillespie previously worked for Gunn Allen Financial, a regional asset management firm in Florida, for 15 years. Mr. Gillespie holds series 7 and 63 licenses with the Financial Industry Regulatory Authority, Inc. (FINRA).

Involvement in Certain Legal Proceedings.

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our directors or executive officers:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this report our sole officer and director was not current in his16(a) reports.

Board Independence and Committees

We are not required to have any independent members of the Board of Directors. The board of directors has determined that Kevin Gillespie has a relationship with the Company which, in the opinion of the board of directors, would not allow him to be considered as “independent directors” as defined in the Marketplace Rules of The NASDAQ Stock Market.

As of the date of this information statement, we do not have any active Board committees and the Board as a whole carries out the functions of audit, nominating and compensation committees. We expect our Board of Directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

PROPOSAL 2:

GRANT OF AUTHORITY FOR A REVERSE SPLIT OF

THE COMPANY’S COMMON STOCK

On July 28, 2016, the board of directors of the Company adopted resolutions, subject to shareholder approval, to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below. The Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting on July 28, 2016.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2, 3, 4, 5 and/or 6 will result in changes to the Articles of Incorporation, the Company may file one or more amendments with the Secretary of State of Nevada to effect multiple approved proposals).

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-fifty, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Nevada no later than one year after the Record Date. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for-fifty. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders.  In determining a ratio, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial or continuing listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than fifty shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock.  The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for-fifty. Our Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Articles of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the Common Stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price of our common stock to the meet the listing requirements of The NASDAQ Stock Market.  The Company is contemplating the listing of its Common Stock on NASDAQ, although no definitive plans have been established to date.  No assurance can be given, however, even if the Reverse Stock Split is approved, that the Company’s Common Stock would be listed on NASDAQ or that the Company will be successful in attracting new investors to the Common Stock.

Since May 2014, the Company’s Common Stock has been quoted on the OTC Pink market run by the OTC Markets Group, Inc., but it has never been listed on any national securities exchange. While the Company does currently satisfy some of the initial listing requirements to be listed on a national securities exchange, the per share market price of the Common Stock has been too low to meet initial listing requirements.  The Company is submitting the Reverse Stock Split proposal to its shareholders for approval with one intent of increasing the per share market price of its Common Stock to enhance the Company’s ability to meet the initial listing requirements of a national securities exchange, which the Company believes will make its Common Stock more attractive to a broader range of investors and enhance the trading market and liquidity of its Common Stock.

Reducing the number of outstanding shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that it will be able to meet or maintain a bid price over the minimum initial listing bid price requirement of NASDAQ or any other exchange.  Although the board has determined that it is in the Company’s and its shareholders’ best interests to position the Common Stock for potential listing on the NASDAQ or another stock exchange, the board may ultimately determine to not pursue any such listing.  There can be no assurance that if the Company were to make any such application, it would result in the listing of the Common Stock on any exchange.

In addition, the Company believes the Reverse Stock Split will make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.  The Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Splits or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of a certificate of amendment to our Articles of Incorporation with the Secretary of State of Nevada.  The form of the certificate of amendment to our Articles of Incorporation is attached hereto as Appendix A. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Articles of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of Nevada within one year from the Record Date, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of fifty shares in aggregate of existing common stock will be combined into one new share of common stock.  Based on 4,929,000 shares of common stock issued and outstanding as of the Record Date, immediately following the reverse split the Company would have approximately 2,464,500 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, approximately 197,160 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-25, and approximately 98,580 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-50, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 98,580 and 2,464,500 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio and the number of reverse stock splits, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Unless we simultaneously list our common stock on NASDAQ or another exchange, bid and ask prices for our common stock will continue to be quoted on the OTC Pink under the symbol “HVST”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s Articles of Incorporation. (A separate proposal approved by the Shareholders, however, approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 185,000,000 to 500,000,000. See Proposal No. 5.) Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Articles of Incorporation, our authorized capital stock consists of 185,000,000 shares of Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of common stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its shareholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates.  All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, the Company does not expect to issue certificates representing fractional shares. The Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board of Directors determines to arrange for the disposition of fractional interests by shareholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, shareholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder's fractional share based upon the volume weighted average price of the common stock as reported on The OTC Pink Market, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent's open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board of Directors so determines, to receive the number of shares rounded up to the next whole number, as described above.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent's instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

TO AMEND THE TERMS OF SERIES A PREFERRED STOCK

On July 28, 2016, the board of directors of the Company adopted resolutions, subject to shareholder approval, to effect the Series A Preferred Amendment, as described below. The Stockholders approved the Series A Preferred Amendment by written consent in lieu of a meeting on July 28, 2016.   The Series A Preferred Amendment will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of Nevada.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix B to this proxy statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2, 3, 4, 5 and/or 6 will result in changes to the Articles of Incorporation, the Company may file one or more amendments with the Secretary of State of Nevada to effect multiple approved proposals).

Purposes and Effect of Amending the Series A Preferred Stock

As of the Record Date, there were 5,000,000 authorized shares of each of the Series A Preferred Stock, of which 188,710 shares were issued and outstanding. Currently, the holders of Series A Preferred Stock are entitled to convert all or any portion of their shares of Series A Preferred Stock into shares of Common Stock at a ratio of 100 shares of Common Stock for each share of Series A Preferred Stock. As a result, as of the Record Date, the outstanding Series A Preferred Stock is convertible into an aggregate of 18,871,000 shares of Common Stock. Currently, the Series A Preferred Stock cannot be redeemed by the Company and the Company cannot require the holders of the Series A Preferred Stock to convert their Series A Preferred Stock into Common Stock.

The Board deems it to be in the best interests of the Company and its stockholders to reduce the conversion ratio of the Series A Preferred Stock from 100 shares of Common Stock to one (1) share of Common Stock per share of Series A Preferred Stock converted. In addition, the Series A Preferred Stock will be automatically converted into Common Stock without any action required by the holders of the Series A Preferred Stock, at the new conversion rate, immediately upon filing of the amendment to the Articles of Incorporation. Upon filing of the amendment to the Articles of Incorporation, the currently existing Series A Preferred Stock will no longer be outstanding, and the Company shall issue such number of shares of Common Stock to the holders of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock held by each holder.

We will accomplish the Series A Preferred Amendment by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix B.

PROPOSAL 4:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

TO ELIMINATE SERIES A, SERIES B AND SERIES C PREFERRED STOCK

On July 28, 2016, the board of directors of the Company adopted resolutions, subject to shareholder approval, to effect the Existing Preferred Stock Deletion, as described below. The Stockholders approved the Existing Preferred Stock Deletion by written consent in lieu of a meeting on July 28, 2016.   The Existing Preferred Stock Deletion will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of Nevada.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix C to this proxy statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2, 3, 4, 5 and/or 6 will result in changes to the Articles of Incorporation, the Company may file one or more amendments with the Secretary of State of Nevada to effect multiple approved proposals).

Purposes and Effect of Eliminating the Series A, Series B and Series C Preferred Stock

As of the Record Date, there were 5,000,000 authorized shares of each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, of which there were 188,710 shares of Series A Preferred Stock issued and outstanding, and no shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding. As set forth in Proposal No. 3, the Series A Preferred Stock will automatically convert into common stock upon filing of the certificate of amendment, which amends the terms of the Series A Preferred Stock. We do not intend to issue any additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in the future. Additionally, as set forth in Proposal No. 6, we intend to create 10,000,000 shares of “blank check” preferred stock that can be issued from time to time in the future.

Accordingly, in order to eliminate the administrative burden associated with maintaining the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, our Board determined that it would be in the best interests of the Company and its stockholders to amend our Articles of Incorporation to eliminate the current Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock designations. After the amendment to the Articles of Incorporation is effected, no shares of the currently existing Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be issued in the future, although the Board may, in the future, designate one or more series of preferred stock which would have the same name as the current Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

We will accomplish the Common Stock Increase by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix C.

PROPOSAL 5:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 185,000,000 TO 500,000,000

On July 28, 2016, the board of directors of the Company adopted resolutions, subject to shareholder approval, to effect the Common Stock Increase, as described below. The Stockholders approved the Common Stock Increase by written consent in lieu of a meeting on July 28, 2016.   The Common Stock Increase will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of Nevada.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix D to this proxy statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2, 3, 4, 5 and/or 6 will result in changes to the Articles of Incorporation, the Company may file one or more amendments with the Secretary of State of Nevada to effect multiple approved proposals).

Increase in Authorized Common Stock

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This Common Stock Increase and the creation of additional shares of authorized common stock will not alter the current number of issued shares. (A separate proposal approved by the Shareholders, however, approved a Reverse Stock Split, which would reduce the number of issued shares. See Proposal No. 2.) The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 4,929,000 shares of the Company's currently authorized 185,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We will accomplish the Common Stock Increase by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix D.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

PROPOSAL 6:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE CREATION OF

10,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK

On July 28, 2016, the board of directors of the Company adopted resolutions, subject to shareholder approval, to authorize the creation of 10,000,000 shares of “blank check” preferred stock, as described below. The Stockholders approved the Blank Check Preferred Authorization by written consent in lieu of a meeting on July 28, 2016.   The Blank Check Preferred Authorization will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of Nevada.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix E to this proxy statement (subject to any changes required by applicable law and provided that, since Proposal Nos. 2, 3, 4, 5 and/or 6 will result in changes to the Articles of Incorporation, the Company may file one or more amendments with the Secretary of State of Nevada to effect multiple approved proposals).

Currently, the Company’s Articles of Incorporation have created three series of 5,000,000 shares of each of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Series A and Series B Preferred Stock have been designated with the terms, rights and features, as specified in the Article of Incorporation, whereas the Series C Preferred Stock is intended to be “blank check” preferred. The Company, in conjunction with Proposal Nos. 3 and 4, intends to eliminate all of the existing series of preferred stock and replace them with shares of undesignated “blank check” preferred stock.

The proposed amendment to the Company’s Articles of Incorporation will create 10,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Company’s Articles of Incorporation, attached as Appendix E to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Appendix E.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Articles of Incorporation would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

PROPOSAL 7:

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act entitle the Company’s shareholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table herein (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC. The Stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers by written consent in lieu of a meeting on July 28, 2016.

To date, the Company has not paid any compensation to the Named Executive Officers. In the future, the Company intends that its executive compensation programs will be designed to (1) motivate and retain executive officers, (2) reward the achievement of the Company’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance, and (4) align executive officers' interests with those of the Company’s shareholders. Under these programs, the Company’s executive officers will be rewarded for the achievement of goals established by the compensation committee (or the Board as a whole if no such committee exists) and the realization of increased shareholder value. The compensation committee, when established, will be responsible for reviewing the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with the Company’s shareholders' interests and current market practices.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or the Company’s Board of Directors.

PROPOSAL 8:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act entitle the Company’s shareholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table herein (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

The Dodd-Frank Act requires the Company’s shareholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its shareholders a non-binding advisory vote (similar to Proposal 7 above) on the compensation disclosed in the Company’s proxy or information statement of its Named Executive Officers. The Company included this proposal among the items considered by the Stockholders acting by written consent in lieu of an annual meeting pursuant to the requirements of Section 14A of the Exchange Act.  The Stockholders approved, on an advisory basis, the preferred frequency of the Company’s shareholders for holding an advisory vote on the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement Officers every three years, by written consent in lieu of a meeting on July 28, 2016.

The Board of Directors also determined that an advisory vote by the Company’s shareholders on executive compensation that occurs every three years is the most appropriate alternative for the Company. In formulating its conclusion, the Board of Directors considered that, because the Company’s compensation program for executive officers is not complex, a shareholder advisory vote every three years should be sufficient to permit our shareholders to express their views about our compensation program. Also, the Board of Directors believes that the success of the Company’s executive compensation program should be judged over a period of time that is longer than one year.

This vote is advisory and not binding on either the Board of Directors or the Company.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as filed with the SEC, excluding exhibits, is being mailed to Stockholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K free of charge to any shareholder upon written request to the Company at 5015 W. Nassau Street, Tampa, Florida 33607, Attn: CEO. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

 DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 5015 W. Nassau Street, Tampa, Florida 33607, Attn: CEO, or call the Company at (877) 749-5909 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ KEVIN GILLESPIE
Kevin Gillespie
Chief Executive Officer

Tampa, FL
August 10, 2016

Appendix A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FIRST HARVEST CORP.

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The articles of incorporation of the Corporation are hereby amended by the addition of the following paragraph at the end of Article III:

“Effective as of [*] a.m., Nevada time on [*], 201[*], every [*] ([*]) shares of common stock of the Corporation then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of common stock of the Corporation (the “Reverse Stock Split”); provided, however, that the number of shares of authorized common stock and the number of shares of preferred stock authorized pursuant to this Article IV shall not be altered. No fractional shares shall be issued upon the Reverse Stock Split. All shares of common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any such fractional share, [round such fractional share up to the nearest whole share/ be entitled to receive a cash payment in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by the OTC Pink Markets, on the last trading day prior to the effective date of the Reverse Stock Split (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s Board of Directors)].”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___%.

4. Effective date of filing (optional):

5. Officer Signature (required):
Kevin Gillespie, Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FIRST HARVEST CORP.

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The articles of incorporation of the Corporation are hereby amended by replacing Section 5.1 of Article III, relating to the terms of the Series A Preferred Stock, in its entirety, with the following:

“5.1 Conversion of Series A Convertible Preferred Stock Into Common Stock. At any time and from time to time after the issuance of the Series A Convertible Preferred Stock, any holder thereof may convert any or all of the shares of Series A Convertible Preferred Stock held by such holder at the ratio of one (1) share of Common Stock for every one (1) share of Series A Convertible Preferred Stock converted (the “Conversion Rate”), provided, however, the Company shall not effect any conversion of the Series A Convertible Preferred Stock or any other preferred stock or warrant held by a holder of Series A Convertible Preferred Stock (a “Holder”), and no such Holder shall have the right to convert any Series A Convertible Preferred Stock or any other preferred stock or warrant held by such Holder, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a beneficial owner of Series A Convertible Preferred Stock held by such beneficial owner and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, any other preferred stock and warrant held by such Holder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series A Convertible Preferred Stock beneficially owned by such beneficial owner and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such beneficial owner and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5.1, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two business days confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Convertible Preferred Stock, any other preferred stock and warrant held by a Holder, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Notwithstanding anything else to the foregoing, effective as of 12:01 a.m., Nevada time on [*], 201[*], every share of Series A Convertible Preferred Stock of the Corporation then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted and changed into one (1) share of common stock of the Corporation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___%.

4. Effective date of filing (optional):

5. Officer Signature (required):
Kevin Gillespie, Chief Executive Officer

Appendix C

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FIRST HARVEST CORP.

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The articles of incorporation of the Corporation are hereby amended by replacing Article III, in its entirety, with the following:

“The Corporation is authorized to issue 185,000,000 shares of Common Stock, par value $0.001 per share.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___%.

4. Effective date of filing (optional):

5. Officer Signature (required):
Kevin Gillespie, Chief Executive Officer

Appendix D

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FIRST HARVEST CORP.

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The articles of incorporation of the Corporation are hereby amended by replacing Article III, in its entirety, with the following:

“The Corporation is authorized to issue 500,000,000 shares of Common Stock, par value $0.001 per share.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___%.

4. Effective date of filing (optional):

5. Officer Signature (required):
Kevin Gillespie, Chief Executive Officer

Appendix E

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FIRST HARVEST CORP.

1. Name of corporation:

First Harvest Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The articles of incorporation of the Corporation are hereby amended by replacing Article III, in its entirety, with the following:

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	[*]
Preferred	$0.001	10,000,000

Totals:		[*]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___%.

4. Effective date of filing (optional):

5. Officer Signature (required):
Kevin Gillespie, Chief Executive Officer